Exhibit 99.2

‹   8QLWHG&RPPXQLW\%DQN_ XFELFRP  4  ,QYHVWRU 3UHVHQWDWLRQ July 23, 2025

Disclosures

CAUTIONARY STATEMENT

This Investor Presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential," or the negative of these terms or other comparable terminology. Forward-looking statements are not historical facts and represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to general competitive, economic, political, regulatory and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in United's Annual Report on Form 10-K for the year ended December 31, 2024, and other documents subsequently filed by United with the United States Securities and Exchange Commission ("SEC").

Many of these factors are beyond United's ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United.

United qualifies all forward-looking statements by these cautionary statements.

NON-GAAP MEASURES

This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as "noninterest income – operating", "noninterest expense – operating," "operating net income," "pre-tax, pre-provision income," "operating net income per diluted common share," "operating earnings per share," "tangible book value per common share," "operating return on common equity," "operating return on tangible common equity," "operating return on assets," "return on assets - pre-tax pre-provision - operating," "return on assets - pre-tax, pre-provision," "operating efficiency ratio," and "tangible common equity to tangible assets."

These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United's underlying performance trends. Further, United's management uses these measures in managing and evaluating United's business and intends to refer to them in discussions about United's operations and performance. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

2

$28.1 BILLION IN TOTAL ASSETS United Community Banks, Inc. 1RWH6HH*ORVVDU\ORFDWHGDWWKHHQGRIWKLVSUHVHQWDWLRQIRUUHIHUHQFHRQFHUWDLQDFURQ\PV    4  UHJXODWRU\FDSLWDOUDWLRLVSUHOLPLQDU\ 3 8&%,%DQNLQJ2IILFHV Regional Full - Service Branch Network National Navitas and SBA Markets &RPSDQ\2YHUYLHZ $24.0 BILLION IN TOTAL DEPOSITS $3.3 BILLION IN AUM 13.3% CET1 RBC (1)   %,//,21,1 727$/ /2$16 $0.24 QUARTERLY COMMON DIVIDEND  %$1.,1*2)),&(6 $&52667+( 6287+($67 #1 IN CUSTOMER SATISFACTION with Consumer Banking in the Southeast in 2025 Plus #1 in Trust and People - J.D. Power %(67%$1.$:$5'6  DZDUGVIRURXWVWDQGLQJSHUIRUPDQFHLQVPDOO EXVLQHVVDQGPLGGOHPDUNHWEDQNLQJLQ     &RDOLWLRQ*UHHQZLFK BEST BANKS TO WORK FOR in 2024 for the eighth consecutive year - American Banker Premier Southeast Regional Bank – Celebrating 75 Years of Exceptional Service Acquisition of ANB Holdings, Inc. (“ANB”) closed on May 1, 2025 Metro - focused branch network with locations in the fastest - growing MSAs in the Southeast 190 branches, 10 LPOs, and 5 MLOs across six Southeast states; Top 10 deposit market share in GA and SC ([WHQGHG1DYLWDVDQG6%$0DUNHWV Navitas subsidiary is a technology - enabled, small - ticket, essential - use commercial equipment financing provider SBA business has both in - footprint and national business (4 specific verticals)

Ϭ͘ϵϳ й 1.02% 1.11% 1.04% ϭ͘Ϭϰ й 1.16% 2Q24 1Q25 2Q25 ZĞƚƵƌŶŽŶǀĞƌĂŐĞƐƐĞƚƐ GAAP Operating $0.54  Ψ Ϭ͘ϱϴ $0.63 $0.58 $0.59  Ψ Ϭ͘ϲϲ 2Q24 1Q25 2Q25 Diluted Earnings Per Share GAAP Operating Ψ Ϯϳ͘ϭϴ $28.42 Ψ Ϯϴ͘ϴϵ $19.13 $20.58 $21.00 2Q24 1Q25 2Q25 ŽŽŬsĂůƵĞWĞƌ^ŚĂƌĞ GAAP Tangible 1.01% Return on assets – operating (1)  4  +LJKOLJKWV (1) See non - GAAP reconciliation table slides in the exhibits to this presentation for a reconciliation of operating performance measures to GAAP performance (2) Noninterest income impacted by loss on sale of manufactured housing loans in 3Q24  Ψ Ϯϰϱ $217 $251 $248  Ψ ϮϲϬ 3.37% ϯ͘ϯϯ й 3.26% ϯ͘ϯϲ й 3.50% 2Q24 3Q24 4Q24 1Q25 2Q25 Revenue Growth Net Interest Income Noninterest Income NIM % 4 ; ϭ Ϳ (1)   'LOXWHGHDUQLQJVSHUVKDUH ±  *$$3    <HDU  RYHU  \HDULPSURYHPHQW   'LOXWHGHDUQLQJVSHUVKDUH ±  RSHUDWLQJ      <HDU  RYHU  \HDULPSURYHPHQW  1.11% Return on assets – GAAP 14 bps Year - over - year improvement 1.16% Return on assets – operating (1) 12 bps Year - over - year improvement   &RVWRIGHSRVLWV   ''$WRWDOGHSRVLWV 6% Year - over - year revenue improvement 8.5% Return on common equity – GAAP 12.3% Return on tangible common equity – operating (1) 56.7% Efficiency ratio – GAAP 54.8% Efficiency ratio – operating (1) 222 bps Year - over - year improvement $21.00 TBV per share (1) 10% Year - over - year improvement 3.50% Net interest margin 13 bps Year - over - year improvement ; ϭ Ϳ Other 2Q notable items: $0.7 million loss on senior debt extinguishment $0.3 million gain on securities sale ; Ϯ Ϳ

5.26% 5.25% ϱ͘ϭϴ й 4.58% 4.25% 4.25% Ϯ͘Ϭϯ й 2.35% 2.35% 2.20% Ϯ͘Ϭϱ й 2.01% 4Q23 2Q24 3Q24 4Q24 1Q25 2Q25 Fed Target Average Lower Bound UCB Cost of Deposits Outstanding Deposit Franchise Deposit Costs Down 4 bps in 2Q25  Customer Deposit Growth Excluding public funds and ANB, customer deposits grew $64 million, or 1.3% annualized, from 1Q25 ANB contributed $374 million in deposits as of May 1 transaction close date Public funds of $2.9 billion were down $233 million from 1Q25, primarily driven by seasonality Noninterest - bearing DDA grew $125 million in 2Q25 ANB contributed $108 million in noninterest - bearing DDA balances as of May 1 transaction close date 2Q25 Change in Customer Deposits $ 23,807 Ϯϯ͕ϲϬϮ $125 ( $169 ) $124 ;  Ψ ϯϰ Ϳ $160 1Q25 Total Customer Deposits Noninterest- bearing NOW Savings MMA Time 2Q25 Total Customer Deposits $ in millions Deposit Costs Continue to Trend Down Reduction of 4 bps QoQ driven by active management, product mix, and benefit of CD repricing Cumulative total deposit beta of 34% through 2Q25 Cumulative non - maturity IB deposit beta of 48% through 2Q25 June monthly average cost of deposits of 1.99% Time MMA Savings NOW 1,% 2Q25 Public Funds Δ $22 ($21) $0 ($222) ($13) $67 $32 $144 $23 $108 ANB 5/1 Deposits

$18,921 $18,425 $154 $55 $132 $74 $81 1Q25 Total Loans C&I Equipment Finance CRE Construction Consumer 2Q25 Total Loans 2Q25 Loan Portfolio Growth Loan Growth Quarter Highlights Excluding ANB, loan growth of 4.2% annualized ANB contributed $301 million in loans as of May 1 transaction close date Senior Care portfolio of $279 million, down $10 million from 1Q25 Construction and CRE ratios as a percentage of total RBC were 62% and 204%, respectively Top 25 relationships totaled $982 million, or 5.2% of total loans, up $112 million from 2Q24 SNCs outstanding of $293 million, or 1.5% of total loans, up $74 million from 2Q24 Conservative relationship lending limits driven by risk grades 6 2Q25 Total Loans $18.9 Billion 6% 1% 1% 42% 24% 17% 9% C&I Commercial Construction CRE Other Consumer Residential Mortgage Home Equity Residential Construction $ in millions % QoQ annualized Note: C&I includes Commercial & Industrial and Owner Occupied CRE Consumer includes Mortgage, HELOC, and Other Consumer Consumer Construction CRE (TXLSPHQW )LQDQFH C&I ANB 5/1 Loans $11 $35 $151 -- $104

80% 78% 78% 78% 79% 91% 2Q24 3Q24 4Q24 1Q25 2Q25 United KRX Peer Median Substantial balance sheet liquidity and strong regulatory capital and tangible common equity ratios $6.4 billion securities portfolio offers significant near - and medium - term cash flow opportunities Redeemed $100 million of senior debt in June, where rate was adjusting from 5% to SOFR + 4.87% Incurred $0.7 million loss on extinguishment No outstanding wholesale borrowings at the end of 2Q25 0.7% of total deposits are brokered in 2Q25, compared to 2.7% for the KRX peer median 8.8% 8.9% 9.0% 9.2% 9.5% 8.4% 2Q24 3Q24 4Q24 1Q25 2Q25 United KRX Peer Median Loans / Core Deposits % Tangible Common Equity / Tangible Assets % Common Equity Tier 1 RBC %* 12.8% 13.1% 13.2% 13.3% 13.3% 12.2% 2Q24 3Q24 4Q24 1Q25 2Q25 United KRX Peer Median Balance Sheet Strength – Liquidity and Capital 7 *2Q25 regulatory capital ratio is preliminary

Risk - Based Capital Ratios Tangible Book Value Per Share Capital Ratios 2Q25 regulatory risk - based capital ratios remained strong and above peers The leverage ratio increased 22 bps to 10.37%, as compared to 1Q25 TCE of 9.45% increased 27 bps from 1Q25 Net unrealized securities losses in AOCI improved by $10.5 million to $184 million in 2Q25 Q2 Actions Quarterly common dividend of $0.24 per share during the quarter, up 4% vs. prior year Remaining outstanding common stock repurchase authorization of $86 million Repurchased $14 million of shares (507 thousand shares) in 2Q25 at average price of $27.49 per share 12.8% 13.1% 13.2% 13.3% 12.2% 13.3% 0.5% 0.5% 0.5% 0.4% 0.6% 0.4% 1.8% 1.8% 1.5% 1.4% 1.8% 1.4% 15.1% 15.3% 15.1% 15.1% 14.7% 15.1% 2Q24 3Q24 4Q24 1Q25 1Q25 KRX Peer Median 2Q25* CET1 Additional Tier 1 Tier 2 Capital Ratios $21.00 $20.58 $0.63 ( $0.25 ) $0.08 ( $0.04 ) 1Q25 TBV GAAP Earnings Dividends Change in AOCI Other 2Q25 TBV 8 *2Q25 regulatory capital ratios are preliminary (1) Dividends include both common and preferred dividends (1)

$208.7 $212.0 $225.5 3.37% 3.36% 3.50% $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 $220.0 2.00% 2.50% 3.00% 3.50% 4.00% 2Q24 1Q25 2Q25 Net Interest Revenue Net Interest Margin 3.50% 3.36% 0.04% 0.07% 0.02% 0.01% 1Q25 NIM Rate Mix Accretion Day Count / Other 2Q25 NIM Net Interest Revenue & Net Interest Margin 2Q25 NIM Up 14 bps Net interest revenue increased $13.5 million from 1Q25. ANB contributed $2.2 million to 2Q25 net interest revenue Net interest margin was up 14 bps to 3.50%, primarily due to improvement in funding costs and earning asset mix change Purchased loan accretion totaled $4.3 million and contributed 7 bps to the margin, up 2 bps vs. 1Q25. ANB contributed $279 thousand to 2Q25 accretion In 2Q25, purchased $119 million in securities with an average yield of 5.24%, while $414 million in securities ran off at an average yield of 4.33% Net Interest Revenue / Margin (1) Yields & Costs 6.43% 6.42% 6.21% 6.10% 6.19% 3.37% 3.33% 3.26% 3.36% 3.50% 3.27% 3.25% 3.02% 2.83% 2.76% 2Q24 3Q24 4Q24 1Q25 2Q25 Loan Yield NIM Cost of IBL (1) Net interest margin is calculated on a fully - taxable equivalent basis (1) 9 $ in millions

Noninterest Income - Operating


$ in millions
$36.6
$35.3
$40.5
$35.7
$34.7
$11.5
$13.4
$13.9
$14.1
$12.8
$1.3
$1.5
$1.6
$1.4
$2.0
$6.4
$6.3
$4.7
$4.5
$4.4
$6.8
$3.5
$9.7
$6.1
$5.4
$10.6
$10.5
$10.6
$9.5
$10.1
2Q24
3Q24 (1)
4Q24
1Q25
2Q25
Service Charges
Mortgage
Brokerage / Wealth Mgmt
Loan Sale Gains
Other

Linked Quarter

- On an operating basis, noninterest income decreased $0.9 million from 1Q25
  - Mortgage fees decreased, primarily due to a negative MSR mark of $0.4 million in 2Q25 vs. a positive MSR mark of $0.3 million in 1Q25
  - Sold $21.8 million of SBA loans and $16.9 million of Navitas loans, resulting in $2.0 million of loan sale gains in the quarter
  - Other income decreased $1.3 million, including a $0.7 million loss on extinguishment of senior debt

Year-over-Year

- On an operating basis, noninterest income decreased $1.8 million from 2Q24
  - Mortgage fees decreased, primarily due to a negative MSR mark of $0.4 million in 2Q25 vs. a positive MSR mark of $0.6 million in 1Q25
  - Brokerage fees decreased $1.8 million, primarily due to the impact of the FinTrust sale
  - Other income increased $1.4 million, primarily due to an increase in customer swap income

(1) See non-GAAP reconciliation table slides in the exhibits to this presentation for a reconciliation of operating performance measures to GAAP performance

10

$147.0 $143.1 $143.1 $141.1 $147.9 $140.6 $140.9 $140.9 $139.8 $143.1 2Q24 3Q24 4Q24 1Q25 2Q25 GAAP Operating Noninterest Expense 2Q25 operating efficiency ratio of 54.8%, down 138 bps quarter - over - quarter and 222 bps year - over - year Improvement driven by higher revenue growth Operating efficiency ratio has been consistently below the KRX Peer Median Efficiency Ratio Noninterest Expense 59.7% 65.5% 56.1% 56.7% 56.7% 57.1% 57.4% 55.2% 56.2% 54.8% 58.1% 2Q24 3Q24 4Q24 1Q25 2Q25 GAAP Operating KRX Peer Median GAAP noninterest expense increased $6.8 million compared to the prior quarter Operating noninterest expense increased $3.3 million compared to the prior quarter primarily driven by merit increases ($1.8 million) and the ANB acquisition ($1.2 million) GAAP noninterest expense increased $0.9 million year - over - year Operating noninterest expense increased $2.5 million year - over - year also driven by merit increases and the ANB acquisition, partially offset by the sale of FinTrust 11 (1) See non - GAAP reconciliation table slides in the exhibits to this presentation for a reconciliation of operating performance meas ures to GAAP performance (1) $ in millions (1)

Credit Quality

Net Charge-Offs as % of Average Loans


0.52%
0.28%
0.26%
0.45%
0.21%
0.21%
0.18%
0.30%
0.07%
0.20%
0.00%
0.16%
0.15%
0.08%
0.11%
0.08%
0.04%
-0.03%
2021
2022
2023
1Q24
2Q24
3Q24
(1)
4Q24
1Q25
2Q25
United
United Excl. Navitas

- 2Q25 net charge-offs of $8.2 million, or 0.18% of average loans
- Nonperforming assets improved $9.3 million during the quarter and were 0.44% of total loans, down 6 bps from 1Q25, driven by resolution of largest Senior Care non-accrual credit and successful exit of several C&I loans
- Past due loans improved $12.9 million during the quarter and were 0.14% of total loans, down 7 bps from 1Q25
- Higher risk loans, defined as special mention plus substandard accruing, were 3.1%, steady from 1Q25

Nonperforming Assets & Past Due Loans as a % of Total Loans


0.64%
0.64%
0.64%
0.58%
0.51%
0.51%
0.44%
0.28%
0.28%
0.29%
0.28%
0.26%
0.18%
0.19%
0.17%
0.21%
0.14%
0.06%
2021
2022
2023
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
NPAs (%)
Past Dues (%)

Special Mention & Substandard Accruing Loans as a % of Total Loans


2.6%
1.6%
1.6%
1.4%
1.3%
1.1%
1.9%
1.6%
1.5%
1.7%
1.8%
1.8%
1.3%
1.3%
1.3%
1.4%
1.2%
1.4%
2021
2022
2023
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
Special Mention (%)
Substandard Accruing (%)

(1) Includes 24 basis points of expected lifetime losses related to the 3Q24 sale of manufactured housing loans

12

Allowance for Credit Losses Allowance for Credit Losses (ACL) Walk - Forward Allowance for Credit Losses (ACL) Note: ACL includes the reserve for unfunded commitments Provision of $11.8 million, improved from $15.4 million in 1Q25, primarily driven by lower charge - offs Hurricane - related special reserve reduced by $2.8 million to $4.4 million We believe the $4.4 million reserve sufficiently covers credits of potential concern and active deferrals ANB non - PCD double - dip provision of $2.5 million Net charge - offs of $8.2 million improved $1.4 million from 1Q25, reflecting strong credit quality Allowance coverage of 1.21% flat to prior quarter $225 $216 $217 $223 $228 1.23% 1.20% 1.20% 1.21% 1.21% 0.65% 0.75% 0.85% 0.95% 1.05% 1.15% 1.25% 1.35% 1.45% 1.55% $50 $70 $90 $110 $130 $150 $170 $190 $210 $230 2Q24 3Q24 4Q24 1Q25 2Q25 ACL - Allowance for Credit Losses $ ACL - Allowance for Credit Losses / Loans % $223,201 $228,045 $ 2,870 ($ 8,226 ) ($ 987 ) $ 11,493 $ 2,494 ($ 2,800 ) 1Q25 ACL Loan Growth/ Mix Changes NCOs Specific Reserve Model Impact/ NCO Refill ANB Double Dip Hurricane Special Reserve 2Q25 ACL 13 $ in millions $ in thousands

2Q25 INVESTOR PRESENTATION Exhibits

Cultural Foundations of United Community 15 Our Story Founded 75 years ago as Union County Bank, United Community has stayed true to its roots by prioritizing service. We continue to embrace our small - town, personal touch while offering a comprehensive range of personal and business banking services. Team We play to win together as a team Truth We want to see things as they are, not as we want them to be Trust We trust in people Caring We treat our customers, and each other, the way that we would want to be treated Best Bank to Work F or in 2024 for the 8 th consecutive year Best Consumer Bank for Customer Satisfaction in the Southeast Region, 9 out of the last 11 years, including #1 in People and #1 in Trust in 2025 Best Bank for middle - market and small business banking for 9 years To Be a Legendary Bank Our Vision Our Core Values Our Accolades Our Purpose To Build Communities

Average Deposit Costs 16 2Q25 1Q25 4Q24 3Q24 2Q24 $ in billions; rates annualized Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance N/A $6.4 N/A $6.2 N/A $6.3 N/A $6.2 N/A $6.3 DDA 2.45% $6.1 2.47% $6.1 2.65% $6.3 2.98% $5.8 3.01% $5.9 NOW 2.99% $6.6 3.05% $6.6 3.31% $6.5 3.57% $6.3 3.55% $6.1 MMDA 0.49% $1.2 0.23% $1.1 0.23% $1.1 0.24% $1.1 0.24% $1.2 Savings 3.47% $3.5 3.63% $3.4 3.90% $3.5 3.97% $3.5 4.05% $3.5 Time 2.73% $17.5 2.79% $17.3 3.00% $17.4 3.23% $16.8 3.24% $16.7 Total Interest - Bearing 2.01% $23.8 2.05% $23.5 2.20% $23.7 2.35% $23.0 2.35% $23.0 Total Deposits

Navitas Portfolio Net Charge - Offs & Weighted Average FICO Scores Navitas represents 9% of total loans Navitas ACL / Loans of 2.59% Navitas 2Q25 NCOs of 1.14% annualized, or $5.0 million Of the $5.0 million of losses, $1.2 million came from the Long Haul Trucking segment as the book shrank to just $20 million Excluding Long Haul Trucking losses, Navitas losses were 0.87% of total Navitas loans, an 8 bps improvement from 1Q25 Navitas Performance $1,447 $1,510 $1,534 $1,543 $1,544 $1,581 $1,603 $1,663 $1,722 $1,778 8.99% 9.12% 9.25% 9.30% 9.43% 9.58% 9.64% 9.68% 9.70% 9.71% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Navitas Loans $ Portfolio Yield % 17 0.85% 0.32% 0.32% 0.93% 0.69% 1.62% 2.05% 1.66% 1.42% 1.34% 1.43% 1.20% 1.14% 748 750 751 752 754 755 756 757 758 759 760 761 761 2020 2021 2022 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 NCOs % - Navitas Weighted Average FICO - Total Portfolio $ in millions Navitas Portfolio Concentrations by State 11% 11% 10% 6% 5% 58% CA TX FL NY NJ Other States

Rate locks were $359 million compared to $330 million in 1Q25, driven primarily by seasonal momentum Sold $175 million in 2Q25, up $34 million from $141 million sold in 1Q25 73% of locked loans were fixed - rate mortgages, which were either sold in 2Q25 or are contemplated to be sold once closed Mortgage Locks & Sales Mortgage Funded Volume Mortgage Activity Trends $295 $306 $285 $330 $359 $145 $172 $163 $141 $175 3.0% 2.8% 3.0% 2.9% 2.9% 2Q24 3Q24 4Q24 1Q25 2Q25 Mortgage Locks $ Loans Sold $ Gain on Sale % $182 $197 $195 $129 $196 $32 $42 $50 $58 $89 2Q24 3Q24 4Q24 1Q25 2Q25 HFS Funded $ HFI Funded $ 18 Purchase volume remained the primary driver of originations at 80% of the total Lock pull - through rate of approximately 75% in recent quarters Adjustable - rate mortgages (ARMs) comprised a growing percentage of rate locks in recent periods ARMs are generally held for investment on the balance sheet $ in millions

Footprint Focused on High-Growth Southeast MSAs

Top 10 MSAs - % of Total Deposits



Rome, GA
2.0%
Myrtle Beach, SC
2.2%
Orlando, FL
2.3%
Knoxville, TN
2.7%
Gainesville, GA
3.3%
Raleigh, NC
3.8%
Miami, FL
4.8%
Nashville, TN
5.1%
Greenville, SC
8.8%
Atlanta, GA
22.3%

Fastest Growing Major Southeast MSAs [1]	UCBI's % of Total Deposits	'25 – '30 Proj. Pop. Growth %	'25 – '30 Proj. HHI. Growth %
1) Jacksonville, FL	0.68%	8.26	11.51
2) Raleigh, NC	3.80%	7.36	11.78
3) Orlando, FL	2.27%	7.10	11.04
4) Charlotte, NC	1.92%	6.55	10.29
5) Greenville, SC	8.83%	6.37	6.31
6) Tampa, FL	0.11%	5.66	12.13
7) Nashville, TN	5.12%	5.64	10.79
8) Richmond, VA	--	4.96	10.23
9) Atlanta, GA	22.26%	4.39	7.65
10) Miami, FL	4.77%	3.58	11.99
11) Washington, DC	--	2.45	8.11
12) Virginia Beach, VA	--	1.92	8.81

UCBI MSA Presence

Fastest Growing Mid-Sized Southeast MSAs [2]	UCBI's % of Total Deposits	'25 – '30 Proj. Pop. Growth %	'25 – '30 Proj. HHI. Growth %
1) Winter Haven, FL	--	9.40	6.20
2) Huntsville, AL	1.43%	9.34	10.21
3) Fayetteville, AR	--	8.80	9.16
4) Port St. Lucie, FL	0.15%	8.78	9.16
5) Sarasota, Fl	0.15%	8.47	10.21
6) Charleston, SC	1.07%	7.37	10.12
7) Daytona Beach, FL	--	7.09	13.08
8) Melbourne, FL	0.16%	6.53	12.76
9) Pensacola, FL	--	6.40	11.34
10) Knoxville, TN	2.72%	5.89	10.74
11) Fort Myers, FL	--	5.05	9.86
12) Columbia, SC	0.22%	4.62	7.66
13) Chattanooga, TN	0.18%	4.52	10.74
14) Durham, NC	--	4.31	10.70
15) Augusta, GA	--	3.94	7.25

(1) Includes MSAs with a population greater than 1,000,000
(2) Includes MSAs with a population between 500,000 and 1,000,000

19

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	2Q24	3Q24	4Q24	1Q25	2Q25
Noninterest Income					
Noninterest income - GAAP	$ 36,556	$ 8,091	$ 40,522	$ 35,656	$ 34,708
Loss on sale of manufactured housing loans	-	27,209	-	-	-
Noninterest income - operating	$ 36,556	$ 35,300	$ 40,522	$ 35,656	$ 34,708
Expenses					
Expenses - GAAP	$ 147,044	$ 143,065	$ 143,056	$ 141,099	$ 147,919
Merger-related and other charges	(2,157)	(2,176)	(2,203)	(1,297)	(4,833)
FDIC special assessment	764	-	-	-	-
Loss on FinTrust (goodwill impairment)	(5,100)	-	-	-	-
Expenses - operating	$ 140,551	$ 140,889	$ 140,853	$ 139,802	$ 143,086
Diluted Earnings Per Share					
Diluted earnings per share - GAAP	$ 0.54	$ 0.38	$ 0.61	$ 0.58	$ 0.63
Loss on sale of manufactured housing loans	$ -	$ 0.18	$ -	$ -	$ -
Merger-related and other charges	0.01	0.01	0.02	0.01	0.03
Loss on FinTrust (goodwill impairment)	0.03	-	-	-	-
Diluted earnings per share - operating	$ 0.58	$ 0.57	$ 0.63	$ 0.59	$ 0.66
Book Value Per Share					
Book value per share - GAAP	$ 27.18	$ 27.68	$ 27.87	$ 28.42	$ 28.89
Effect of goodwill and other intangibles	(8.05)	(8.02)	(7.87)	(7.84)	(7.89)
Tangible book value per share	$ 19.13	$ 19.66	$ 20.00	$ 20.58	$ 21.00
Return on Tangible Common Equity					
Return on common equity - GAAP	7.53 %	5.20 %	8.40 %	7.89 %	8.45 %
Loss on sale of manufactured housing loans	-	2.43	-	-	-
Merger-related and other charges	0.20	0.19	0.20	0.12	0.42
FDIC special assessment	(0.07)	-	-	-	-
Loss on FinTrust (goodwill impairment)	0.46	-	-	-	
Return on common equity - operating	8.12	7.82	8.60	8.01	8.87
Effect of goodwill and intangibles	3.56	3.35	3.52	3.20	3.47
Return on tangible common equity - operating	11.68 %	11.17 %	12.12 %	11.21 %	12.34 %

20

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	2Q24	3Q24	4Q24	1Q25	2Q25
Return on Assets					
Return on assets - GAAP	0.97 %	0.67 %	1.06 %	1.02 %	1.11 %
Loss on sale of manufactured housing loans	-	0.31	-	-	-
Merger-related and other charges	0.01	0.03	0.02	0.02	0.05
Loss on FinTrust (goodwill impairment)	0.06	-	-	-	-
Return on assets - operating	1.04 %	1.01 %	1.08 %	1.04 %	1.16 %
Return on Assets to Return on Assets - Pre-Tax Pre-Provision					
Return on assets - GAAP	0.97 %	0.67 %	1.06 %	1.02 %	1.11 %
Income tax expense	0.29	0.19	0.30	0.29	0.31
Provision for credit losses	0.18	0.21	0.16	0.23	0.17
Return on assets - pre-tax, pre-provision	1.44	1.07	1.52	1.54	1.59
Loss on sale of manufactured housing loans	-	0.40	-	-	-
Merger-related and other charges	0.03	0.03	0.03	0.01	0.07
FDIC special assessment	(0.01)	-	-	-	-
Loss on FinTrust (goodwill impairment)	0.08	-	-	-	-
Return on assets - pre-tax pre-provision - operating	1.54 %	1.50 %	1.55 %	1.55 %	1.66 %
Efficiency Ratio					
Efficiency ratio - GAAP	59.70 %	65.51 %	56.05 %	56.74 %	56.69 %
Loss on sale of manufactured housing loans	-	(7.15)	-	-	-
Merger-related and other charges	(0.88)	(0.99)	(0.87)	(0.52)	(1.85)
FDIC special assessment	0.31	-	-	-	-
Loss on FinTrust (goodwill impairment)	(2.07)	-	-	-	-
Efficiency ratio - operating	57.06 %	57.37 %	55.18 %	56.22 %	54.84 %
Tangible Common Equity to Tangible Assets					
Equity to assets ratio - GAAP	12.35 %	12.45 %	12.38 %	12.56 %	12.86 %
Effect of goodwill and intangibles	(3.24)	(3.20)	(3.09)	(3.06)	(3.10)
Effect of preferred equity	(0.33)	(0.32)	(0.32)	(0.32)	(0.31)
Tangible common equity to tangible assets	8.78 %	8.93 %	8.97 %	9.18 %	9.45 %

21

Glossary ACL – Allowance for Credit Losses MLO – Mortgage Loan Office ALLL – Allowance for Loan Losses MMDA – Money Market Deposit Account AOCI – Accumulated Other Comprehensive Income (Loss) MTM – Marked-to-Market AUA – Assets Under Administration MSA – Metropolitan Statistical Area BPS – Basis Points MSR – Mortgage Servicing Rights Asset C&I – Commercial and Industrial NCO – Net Charge-Offs C&D – Construction and Development NIM – Net Interest Margin CECL – Current Expected Credit Losses NOW – Negotiable Order of Withdrawal CET1 – Common Equity Tier 1 Capital NPA – Non-Performing Asset CRE – Commercial Real Estate NSF – Non-Sufficient Funds CSP – Customer Service Profiles OO CRE – Owner Occupied Commercial Real Estate DDA – Demand Deposit Account PCD – Loans Purchased with Credit Deterioration EOP – End of Period PPP – Paycheck Protection Program EPS – Earnings Per Share PTPP – Pre-Tax, Pre-Provision Earnings FHA – Federal Housing Administration RBC – Risk Based Capital FTE – Fully-Taxable Equivalent ROA – Return on Assets GAAP – Accounting Principles Generally Accepted in the USA SBA – United States Small Business Administration IBL – Interest-Bearing Liabilities TCE – Tangible Common Equity ICS – Insured Cash Sweep USDA – United States Department of Agriculture KRX – KBW Nasdaq Regional Banking Index VA – Veterans Affairs LPO – Loan Production Office YOY – Year over Year MH – Manufactured Housing 22